UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2017

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 2, 2017, Kimbell Royalty Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Kimbell Royalty GP, LLC (the “General Partner”), Kimbell Operating Company, LLC (“Kimbell Operating”), Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC and Kimbell GP Holdings, LLC (collectively, the “Kimbell Parties”), and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 5,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $18.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option (the “Option”) for a period of 30 days to purchase up to an additional 750,000 Common Units on the same terms. On February 6, 2017, the Underwriters exercised the Option in full.

The material terms of the Offering are described in the prospectus, dated February 2, 2017 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on February 6, 2017, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-215458), initially filed by the Partnership with the Commission on January 6, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. Certain of the Kimbell Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering is expected to close on February 8, 2017, subject to customary closing conditions. The Partnership will receive proceeds (net of the underwriting discount and structuring fee but before offering expenses) from the Offering of approximately $96.3 million. As described in the Prospectus, the Partnership intends to use the proceeds to make a cash distribution to the entities and individuals that are contributing, directly or indirectly, certain mineral and royalty interests to the Partnership in connection with the Offering.

As more fully described in the Prospectus, the Underwriters and their respective affiliates are full service institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, valuation and brokerage activities. From time to time, the Underwriters and/or their respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking and other services for the Partnership and its affiliates in the ordinary course of their business, for which they have received or may in the future receive customary compensation, fees, commissions and expense reimbursement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Long-Term Incentive Plan

Prior to the Offering, the board of directors of the General Partner (the “Board”) adopted, and the sole limited partner of the Partnership approved, the Kimbell Royalty GP, LLC 2017 Long Term Incentive Plan (the “Plan”) for employees, officers, consultants and directors of the General Partner, Kimbell Operating and their respective affiliates. The Plan consists of unit options, unit appreciation rights, restricted units, unit awards, phantom units and distribution equivalent rights.  The Plan limits the number of Common Units that may be delivered pursuant to awards under the Plan to 2,041,600 Common Units, subject to adjustment in connection with the terms of the Plan. The Plan will be administered by the Board or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2017, William H. Adams III, C.O. Ted Collins, Jr. and Craig Stone became members of the Board. Messrs. Adams and Stone also became members of the Conflicts Committee and the Audit Committee of the Board. Mr. Stone serves as chair of the Conflicts Committee and the Audit Committee of the Board. Each member of the Board will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law.

Messrs. Adams, Collins and Stone will each receive an annual compensation package, initially consisting of $60,000 in cash compensation, and will be reimbursed for out-of-pocket expenses in connection with attending meetings of the Board and committee meetings. In addition, the chairperson of the Conflicts Committee and the chairperson of the Audit Committee will each receive additional cash compensation of $15,000 annually.

The description of the Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)    Exhibits.

1.1

Underwriting Agreement, dated February 2, 2017, by and among Kimbell Royalty Partners, LP, Kimbell Royalty GP, LLC, Kimbell Operating Company, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell GP Holdings, LLC, and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule I thereto.

10.1	Kimbell Royalty GP, LLC 2017 Long Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC, its general partner

By:	/s/ R. Davis Ravnaas
R. Davis Ravnaas
President and Chief Financial Officer

Date: February 7, 2017

INDEX TO EXHIBITS

Number	Description

1.1

Underwriting Agreement, dated February 2, 2017, by and among Kimbell Royalty Partners, LP, Kimbell Royalty GP, LLC, Kimbell Operating Company, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell GP Holdings, LLC, and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule I thereto.

10.1	Kimbell Royalty GP, LLC 2017 Long Term Incentive Plan.